                                                                  EXHIBIT 10.3

                              AMENDED AND RESTATED
                                 LOAN AGREEMENT

     THIS AMENDED AND RESTATED LOAN AGREEMENT (hereinafter referred to the "AGREEMENT") is effective as of October 1, 2001, by and among PANHANDLE ROYALTY COMPANY, an Oklahoma corporation (hereinafter referred to as "PANHANDLE"), PHC, INC., an Oklahoma corporation (hereinafter referred to as "MERGER SUB"), WOOD OIL COMPANY, an Oklahoma corporation (hereinafter referred to as "WOOD OIL"), (Panhandle, Merger Sub and Wood Oil are hereinafter individually referred to as a "BORROWER" and collectively referred to as the "BORROWERS") and BANCFIRST, an Oklahoma banking corporation (hereinafter referred to as "BANK").

                                   WITNESSETH:

         That for and in consideration of the sum of Ten and No/100s Dollars ($10.00) and the mutual covenants and agreements hereinafter contained, the receipt and sufficiency of which are hereby acknowledged, the parties hereto covenant and agree as follows:

     RECITATIONS. On December 29, 1999 Panhandle and the Bank executed that certain Loan Agreement providing for, among other things, that certain revolving loan commitment in an amount not to exceed the lesser of (i) a borrowing base, or (ii) the sum of $5,000,000. Pursuant to such Loan Agreement, Panhandle made, executed and delivered to Bank its December 29, 1999 Adjustable Rate Promissory
Note in the stated principal sum of $5,000,000 and maturing December 31, 2002.

     On August 9, 2001, Panhandle, Merger Sub and Wood Oil executed that certain Agreement and Plan of Merger wherein the Merger Sub, a wholly owned subsidiary of Panhandle, will enter into a merger transaction with Wood Oil and Wood Oil will become the surviving constituent corporation resulting from such corporate merger. The Agreement and Plan of Merger provides that, as a consequence of the merger transaction, Wood Oil will be a wholly owned subsidiary of Panhandle.

     Panhandle, Merger Sub and Wood Oil have jointly and severally requested the Bank amend and restate the December 29, 1999 Loan Agreement to, among other things, provide the Borrowers (a) a $20,000,000 secured term loan with a maturity date of September 30, 2006, and (b) a $5,000,000 secured revolving credit facility which is intended to replace Panhandle's December 29, 1999 Adjustable Rate Promissory Note and contain a maturity date of December 31, 2003. Bank is willing to grant Borrowers' joint and several request for credit on the terms and conditions hereinafter contained.

     This Agreement is intended to amend, restate, replace and modify the December 29, 1999 Loan Agreement. In addition, Panhandle's December 29, 1999 Adjustable Rate Promissory Note in the stated principal sum of $5,000,000 and maturing December 31, 2002 is intended to be amended and restated as contemplated herein.

     1. DEFINITIONS. When used herein, the terms "Agreement," "Panhandle," "Merger Sub," "Wood Oil," "Borrower," "Borrowers," and "Bank" shall have the meanings indicated above. When used herein the following terms shall have the following meanings:

          (a) Prime Rate - The fluctuating per annum rate of interest (expressed as a percentage) designated as the "Prime Rate" in the "Money Rates" section as published in the most recent issue of The Wall Street Journal. If more than one Prime Rate is designated in The Wall Street Journal, then the Index Rate will be the highest rate so determined. The Prime Rate as of September 17, 2001 is _.__%.

          (b) Borrowing Base - The value assigned by the Bank from time to time to the Oil and Gas Properties. Until the next determination of the Borrowing Base pursuant to Section 5 hereof, the aggregate Borrowing Base shall be $25,000,000.

          (c) Business Day - The normal banking hours during any day (other than Saturdays or Sundays) that banks are legally open for business in Oklahoma City, Oklahoma.

          (d) Effective Date - October 1, 2001.

          (e) Environmental Laws - The Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Super Fund Amendments and Reauthorization Act of 1986, 42 U.S.C.A. Section 9601, et seq., the Resource Conservation and Recovery Act, as amended by the Hazardous Solid Waste Amendment of 1984, 42 U.S.C.A. Section 6901, et seq., the Clean Air Act, 42 U.S.C.A. Section 1251, et seq., the Toxic Substances Control Act, 15 U.S.C.A. Section 2601, et seq., and all other laws relating to air pollution, water pollution, noise control and/or the handling, discharge, disposal or recovery of on-site or off-site hazardous substances or materials, as each of the foregoing may be amended from time to time.

          (f) Environmental Liability - Any claim, demand, obligation, cause of action, accusation, allegation, order, violation, damage, injury, judgment, penalty or fine, cost of enforcement, cost of remedial action or any other costs or expense whatsoever, including reasonable attorneys' fees and disbursements, resulting from the violation or alleged violation of any Environmental Law or the imposition of any Environmental Lien (as hereinafter defined) which would individually or in the aggregate have a Material Adverse Effect.

          (g) Environmental Lien - A Lien in favor of any court, governmental agency or instrumentality or any other person (i) for any liability under any Environmental Law or (ii) for damages arising from or cost incurred by such court or governmental agency or instrumentality or other person in response to a release or threatened release of any hazardous waste, substance or constituent into the environment.

          (h) ERISA - The Employee Retirement income Security Act of 1974, as amended.

          (i) Financial Statements - Balance sheets, income statements, statements of cash flow and appropriate footnotes and schedules prepared in accordance with GAAP.

          (j) GAAP - Generally accepted accounting principles, consistently applied.

          (k) Lien - Any mortgage, deed of trust, pledge, security interest, assignment, encumbrance or lien (statutory or otherwise) of every kind and character.

          (l) Loan Documents - This Agreement, the Notes, the Security Instruments and all other documents contemplated or executed in connection with the transaction described in this Agreement.

          (m) Material Adverse Effect - Any material adverse effect on (i) the assets or properties, liabilities, financial condition, business or operations of Borrowers taken as a whole on a consolidated basis or from those reflected in the consolidated Financial Statements of Panhandle or from the facts represented or warranted in this Agreement, or (ii) the ability of Borrowers to carry out their businesses taken as a whole on a consolidated basis as of the effective date of this Agreement or as proposed at the date of this Agreement to be conducted or to meet its obligations under the Loan Documents on a timely basis.

          (n) Notes - Both the $20,000,000 secured term adjustable rate promissory note (the "Term Note") and the $5,000,000 secured revolving credit adjustable rate promissory note (the "Revolving Note") described in
     Section 3 hereof. Either the Term Note or the Revolving Note described in
     Section 3 hereof may be hereinafter as a "Note."

          (o) Oil and Gas Properties - All proved oil, gas and mineral properties and interests, and related personal properties, in which each Borrower has granted and hereinafter grants (to the satisfaction of Bank) to Bank a negative pledge.

          (p) Permitted Liens - The term Permitted Lien shall mean (i) royalties, overriding royalties, reversionary interests, production payments and similar burdens if the net cumulative effect of such burdens does not (when considered cumulatively with the matters discussed in clause
     (ii) below) operate to deprive any Borrower of any material right in respect of any such Borrower's assets or properties (except for rights customarily granted with respect to such interests); (ii) sales contracts or other arrangements for the sale of production of oil, gas or associated liquid or gaseous hydrocarbons which would not (when considered cumulatively with the matters discussed in clause (i) above) deprive any

     Borrower of any material right in respect of any of such Borrower's assets or properties (except for rights customarily granted with respect to such contracts and arrangements); (iii) statutory liens for taxes or other assessments that are not yet delinquent (or that, if delinquent, are being contested in good faith by appropriate proceedings and for which any such Borrower has set aside on their books adequate reserves in accordance with
     GAAP); (iv) easements, rights of way, servitudes, permits, surface leases and other rights in respect to surface operations, pipelines, grazing, logging, canals, ditches, reservoirs or the like, conditions, covenants and other restrictions, and easements of streets, alleys, highways, pipelines, telephone lines, power lines, railways and other easements and rights of way on, over or in respect of any Borrower's assets or properties; (v) materialmen's, mechanic's, repairman's, employee's, contractor's, sub-contractor's, operator's and other Liens incidental to the construction, maintenance, development or operation of any Borrower's assets or properties to the extent not delinquent (or which, if delinquent, are being contested in good faith by appropriate proceedings and for which any such Borrower have set aside on its books adequate reserves in accordance with GAAP); (vi) all contracts, agreements and instruments, and all defects and irregularities and other matters affecting any Borrower's assets and properties which were in existence at the time any such Borrower's assets and properties were originally acquired by such Borrower and all routine operational agreements entered into in the ordinary course of business, which contracts, agreements, instruments, defects, irregularities and other matters and routine operational agreements are not such as to, individually or in the aggregate, interfere materially with the operation, value or use of any such Borrower's assets and properties, considered in the aggregate; (vii) liens in connection with workmen's compensation, unemployment insurance or other social security, old age pension or public liability obligations; (viii) legal or equitable encumbrances deemed to exist by reason of the existence of any litigation or other legal proceeding or arising out of a judgment or award with respect to which an appeal is being prosecuted in good faith; (ix) rights reserved to or vested in any municipality, governmental, statutory or other public authority to control or regulate any Borrower's assets and properties in any manner, and all applicable laws, rules and orders from any governmental authority; (x) Liens created by or pursuant to this Agreement or pursuant to Security Instruments between the Bank and any Borrower; and (xi) Liens existing at the date of this Agreement which have been disclosed to Bank in any Borrower's Financial Statements or otherwise in writing to Bank.

          (q) Plan - Any plan subject to Title IV of ERISA and maintained by any Borrower, or any such plan to which any such Borrower is required to contribute on behalf of their respective employees.

          (r) Revolving Loan - The secured revolving adjustable rate credit Loan or loans made under the Revolving Loan Commitment pursuant to Section 2 hereof.

          (s) Revolving Loan Amount - $5,000,000.

          (t) Revolving Loan Commitment - The secured revolving adjustable rate credit loan commitment contained in Section 2 of this Agreement.

          (u) Revolving Maturity Date - December 31, 2003.

          (v) Security Instrument(s) - Each and every assignment, security agreement, pledge, financing statement, mortgage, deed of trust or other document or instrument evidencing a Lien on the assets of Borrowers in favor of Bank including, without limitation, the "Collateral", as that term is defined in Section 10(q) herein.

          (w) Term Loan - The single Advance secured term adjustable rate Loan made under the Term Loan Commitment pursuant to Section 2 hereof.

          (x) Term Loan Amount - $20,000,000.

          (y) Term Loan Commitment - The secured term adjustable rate loan commitment contained in Section 2 of this Agreement.

          (z) Term Maturity Date - November 1, 2006.

     2. COMMITMENT OF THE BANK; TERMS OF LOAN COMMITMENT. On the terms and conditions hereinafter set forth, Bank agrees to make loans (hereinafter sometimes referred to as "ADVANCES" and individually as an "ADVANCE") to the Borrowers jointly and severally, from time to time, during the period beginning on the Effective Date and ending on the Revolving Maturity Date in such amounts as Borrowers may request up to an amount not to exceed, in the aggregate principal amount outstanding, at any time, of the lesser of (i) the Borrowing Base or (ii) the sum of the Revolving Loan Amount plus the Term Loan Amount. Notwithstanding any other provision of this Agreement, no Advance shall be required to be made hereunder if any Event of Default (as hereinafter defined) has occurred and is continuing or if any event or condition has occurred that may, with notice, the passage of time, or both be an Event of Default.

          (a) Procedure for Borrowing - Revolving Loan. Whenever Borrowers desire an Advance in respect of the Revolving Loan Commitment, they shall give Bank written notice via facsimile ("NOTICE OF BORROWING") of such requested Advance.

          (b) Reduction of Revolving Loan Commitment. Borrowers may at any time, or from time to time, upon not less than three (3) Business Days prior written notice to Bank, reduce or terminate the Revolving Loan Commitment; provided, however, that each reduction in the Revolving Loan Commitment must be in the amount of $250,000 or if more, in increments of $100,000. Borrowers shall be under a continuing obligation to reduce, from time to time, the Revolving Note by a prepayment of the Revolving Note in an amount by which the principal balance of the Revolving Note plus the principal balance of the Term Note exceeds the Borrowing Base.

          (c) Procedure for Borrowing - Term Loan. Borrowers may request a single Advance in respect of the Term Loan Commitment in a Notice of Borrowing issued to Bank contemporaneous with the "Closing," as that term is defined in the Agreement and Plan of Merger more particularly described in Section 1 of this Agreement, in an amount not exceeding the lesser of
     (i) the Term Loan Amount plus any remaining principal balance in respect of the December 29, 1999 Adjustable Rate Promissory Note in the stated principal sum of $5,000,000 and maturing December 31, 2002 which is intended to be renewed by Borrowers' execution of the Revolving Note, or
     (ii) the Borrowing Base. No further or additional advances shall be permitted in respect of the Term Loan Commitment.

          (d) Reduction of Term Loan Commitment. Borrowers may at any time, or from time to time, upon not less than three (3) Business Days prior written notice to Bank, reduce or terminate the Term Loan Commitment; provided, however, that each reduction in the Term Loan Commitment must be in the amount of $250,000 or if more, in increments of $100,000. Borrowers shall be under a continuing obligation to reduce, from time to time, the Term Note by a prepayment of the Term Note in an amount by which the principal balance of the Term Note exceeds the Borrowing Base.

          (e) Participating Bank. The Bank's commitment to lend is contingent upon and subject to: (a) the execution of a loan participation agreement with respect to the Term Note, with terms and conditions acceptable to the Bank, by Americrest Bank, an Oklahoma banking corporation, in an amount not less than $6,000,000; and (b) the funding of such participation agreement.

     3. NOTES EVIDENCING LOANS. The Revolving Loan and the Term Loan shall each be evidenced by a promissory note made payable by Borrowers, jointly and severally, to the order of the Bank as follows:

          (a) Form of Revolving Note - The Revolving Loan shall be evidenced by a Revolving Note in the face amount of $5,000,000, and shall be in the form of EXHIBIT "A-1," annexed hereto. Notwithstanding the principal amount of the Note, as stated on the face thereof, the actual principal amount due from Borrowers jointly and severally on account of the Revolving Note, as of any date of computation, shall be the sum of Advances then and theretofore made on account thereof, less all principal payments actually received by Bank in collected funds with respect thereto. Although the Note shall be dated as of the Effective Date, interest in respect thereof shall be payable only for the period during which the loans evidenced thereby are outstanding and, although the stated amount of the Note may be higher, the Note shall be enforceable, with respect to Borrowers' joint and several obligation to pay the principal amount thereof, only to the extent of the unpaid principal amount of the such loans.

          (b) Form of Term Note - The Term Loan shall be evidenced by a Term
     Note in the face amount of $20,000,000, and shall be in the form of EXHIBIT "A-2," annexed hereto. Notwithstanding the principal amount of the Term Note, as stated on the face thereof, the actual principal amount due from Borrowers jointly and severally on account of the Term Note, as of any date of computation, shall be the sum of initial and single Advance then and theretofore made on account thereof, less all principal payments actually received by Bank in collected funds with respect thereto. Although the Term Note shall be dated as of the Effective Date, interest in respect thereof shall be payable only for the period commencing with the single Advance and continuing thereafter so long as any portion of principal balance remains unpaid.

          (c) Interest Rate - The unpaid principal balance of the Notes shall bear interest from time to time as set forth in Section 4 hereof.

          (d) Payment of Interest - Interest on the Notes shall be payable monthly in arrears on the first Business Day of each calendar month, beginning December 1, 2001.

          (e) Payment of Revolving Note Principal - Principal in respect of the Revolving Note shall be repayable in full on the Revolving Maturity Date.

          (f) Payment of Term Note Principal - Principal in respect of the Term Note shall be repayable in fifty-nine (59) consecutive monthly installment payments of $333,000.00 commencing on the first Business Day of each calendar month, beginning December 1, 2001, and the remaining unpaid principal balance, if any, shall be repaid in full at the Term Maturity Date. Commencing March 31, 2002 and on each successive March 31 and September 30, Borrowers may request the Term Note be reamortized if prepayments of principal have been made. Any new amortization will divide the then existing principal balance of the Term Note by the number of months then remaining prior to the Term Loan Maturity Date to determine the new amount of the consecutive monthly payments for the Term Note.

     4. INTEREST RATES.

          (a) Basic Rate. The unpaid principal balance of the Notes shall bear interest at a fluctuating rate per annum from day to day equal to the Prime Rate minus 1/4 of one percent.

          (b) Default Rate. After maturity (whether by acceleration or otherwise), the principal balance of the Note shall bear interest at a rate of two percent (2%) higher than the Basic Rate but in no event more than 18% per year.

     5. BORROWING BASE.

          (a) Initial Borrowing Base. From the Effective Date to the first Determination Date (as hereinafter defined), the Borrowing Base shall be $25,000,000.

          (b) Subsequent Determinations of Borrowing Base. Subsequent determinations of the Borrowing Base shall be made by the Bank at least semi-annually on the dates set forth herein below and the Bank may make additional redeterminations at any time it appears to the Bank, in the exercise of its discretion, that there has been a material change in the value of the Oil and Gas Properties ("UNSCHEDULED REDETERMINATIONS"). Effective as of September 30 of each year, Borrowers shall furnish to the Bank on or prior to December 1 each year, beginning December 1, 2001, for Panhandle and beginning December 1, 2002 for Wood Oil and if the Bank so requests, within sixty days of April 1 of each year beginning April 1, 2002 for Panhandle and for Wood Oil and at such other times as Bank shall request for an Unscheduled Redetermination, all information, reports and data which the Bank has then requested concerning the Oil and Gas Properties, said information to include, but not be limited to, (i) revenue and lifting costs summary report for all Oil and Gas Properties, (ii) as of September 30 and March 31, respectively, of each such year, an engineering report in form and substance satisfactory to Bank prepared by an independent petroleum engineer as is acceptable to Bank, covering the Oil and Gas Properties, (iii) the most recently available production curves and tabular production updates, including economic projections on any new production from acquired or drilled acreage, and (iv) such other information concerning the value of the Oil and Gas Properties as Bank may reasonably deem necessary. Bank shall by written notice to Borrowers, no later than sixty (60) days after receipt of such information set forth above, designate the new Borrowing Base available to Borrowers hereunder during the period beginning on each December 31 and June 30 (herein called the "DETERMINATION DATE") and continuing until but not including the next date as of which the Borrowing Base is redetermined. Notwithstanding the foregoing, the first such Determination Date will be January 1, 2002. If an Unscheduled Redetermination is made by the Bank, the Bank shall notify Borrowers within a reasonable time after receipt of all requested information of the new Borrowing Base, if any, and such new Borrowing Base shall continue until redetermined pursuant to the provisions hereof. If Borrowers do not furnish all such information, reports and data by the date specified in the first sentence of this Section 5(b), unless such failure is of no fault of Borrowers, the Bank may nonetheless designate the Borrowing Base at any amount which the Bank determines in its reasonable discretion and may redesignate the Borrowing Base from time to time thereafter until the Bank receives all such information, reports and data, whereupon the Bank shall designate a new Borrowing Base as described above. The Bank shall determine the amount of the Borrowing Base based upon the loan collateral value which it in its reasonable discretion assigns to such Oil and Gas Properties of Borrowers at the time in question and based upon such other credit factors consistently applied

     (including, without limitation, the assets, liabilities, cash flow, business, properties, prospects, management and ownership of Borrowers and its affiliates) as the Bank customarily considers in evaluating similar oil and gas credits. It is expressly understood that the Bank has no obligation to designate the Borrowing Base at any particular amount, except in the exercise of its good faith discretion, whether in relation to the Revolving Loan Commitment made herein or otherwise, and that the Bank's commitment to advance funds hereunder is determined by reference to the Borrowing Base from time to time in effect.

     6. COMMITMENT FEES. In consideration of the Term Loan Commitment, Borrowers shall pay to the Bank, upon execution hereof and as a condition to any Advances being requested hereunder, a Term Loan Commitment Fee (hereinafter referred to as the "TERM LOAN COMMITMENT FEE") equal to Twelve Thousand Five Hundred and No/100s Dollars ($12,500.00)

     In consideration of the Revolving Loan Commitment, Borrowers shall pay, jointly and severally, to the Bank a Revolving Loan Commitment Fee (hereinafter referred to as the "REVOLVING LOAN COMMITMENT FEE") equivalent to 1/16 of 1% per annum on the average daily amount of the unadvanced amount of the Revolving Note. The Commitment Fee shall commence to accrue on the Effective Date and shall be payable quarterly in arrears hereafter on the first Business Day of each calendar quarter commencing January 1, 2001, with the final fee payment due at the Revolving Maturity Date for any period then ending for which the Revolving Loan Commitment Fee shall not have been theretofore paid. In the event the Commitment terminates on any date prior to the end of any calendar quarter as a result of either (i) Borrowers terminating the Revolving Loan Commitment or
(ii) Borrowers' default hereunder followed by the termination of the Revolving Loan Commitment by the Bank as a result of such default, Borrowers, jointly and severally, will pay to Bank, on the date of such termination, the total Revolving Loan Commitment Fee due for the quarter in which such termination occurs. Bank shall invoice Borrowers for the Revolving Loan Commitment Fee provided that the failure to do so shall not relieve the Borrowers of their obligation to pay the same in the time and manner set forth hereinabove after receipt of each such invoice.

     7. PREPAYMENTS.

          (a) Voluntary Prepayments. The Borrowers may at any time and from time to time, without penalty or premium, prepay the Notes in whole or in part.

          (b) Mandatory Prepayment. In the event the aggregate principal amount outstanding in respect of the Notes ever exceeds the Borrowing Base as determined by Bank pursuant to Section 5 hereof, Borrowers shall, within thirty (30) days after notification from the Bank, either (A) provide additional Oil and Gas Properties with value and quality in amounts satisfactory to the Bank in its sole discretion in order to increase the Borrowing Base by an amount at least equal to such excess, or (B) prepay, without premium or penalty, the principal amount of the Notes in an amount at least equal to such excess.

     8. REPRESENTATIONS AND WARRANTIES. In order to induce the Bank to enter into this Agreement, Borrowers hereby represent and warrant to the Bank (which representations and warranties will survive the delivery of the Notes) that:

          (a) Corporate Existence. Each Borrower is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it was incorporated and is duly qualified as a foreign corporation in all jurisdictions wherein the failure to qualify may result in Material Adverse Effect.

          (b) Corporate Power and Authorization. Each Borrower is duly authorized and empowered to create and issue the Notes; and each Borrower is duly authorized and empowered to execute, deliver and perform the Security Instruments, including this Agreement; and all corporate and other action on Borrowers' part, respectively, requisite for the due creation and issuance of the Notes and this Agreement, has been duly and effectively taken.

          (c) Binding Obligations. The Loan Documents, upon their creation, issuance, execution and delivery will, constitute valid and binding obligations of each Borrower enforceable in accordance with its terms (except that enforcement may be subject to any applicable bankruptcy, insolvency or similar laws generally affecting the enforcement of creditors' rights and subject to availability of equitable remedies).

          (d) No Legal Bar or Resultant Lien. None of the Loan Documents violate any provisions of any contract, agreement, law, regulation, order, injunction, judgment, decree or writ to which any Borrower is subject, or result in the creation or imposition of any lien or other encumbrance upon any assets or properties of any Borrower, other than those contemplated by this Agreement.

          (e) No Consent. The execution, delivery and performance by each Borrower of the Loan Documents do not require the consent or approval of any other person or entity, including without limitation any regulatory authority or governmental body of the United States or any state thereof or any political subdivision of the United States or any state thereof except for consents required for federal, state and, in some instances, private leases, right of ways and other conveyances or encumbrances of oil and gas leases.

          (f) Financial Condition. The audited Financial Statements of (i) Panhandle dated as of September 30, 2000, and (ii) the unaudited financial statements of Wood Oil dated as of July 31, 2001, each of which have heretofore been delivered to Bank, are complete and correct in all material respects and fully and accurately reflect in all material respects the financial condition, results of the operations and contingent liabilities of Panhandle and Wood Oil, respectively, as of such dates and for the period or periods stated, except for those contingent liabilities disclosed in the footnotes to Panhandle's September 30, 2000 Form 10-k filing and its June 30, 2001 10-Q filing with the U.S. Securities and Exchange Commission. No change has since occurred in the condition, financial or otherwise, of either Panhandle or Wood Oil which is reasonably expected to have a Material Adverse Effect, except as disclosed to the Bank in EXHIBIT "B" attached hereto. Panhandle will deliver to Bank a copy of the audited Financial Statements of Wood Oil dated as of July 31, 2001 as soon as the same are available, but in no event later than December 1, 2001.

          (g) Liabilities. Borrowers do not have any material (individually or in the aggregate) liability, direct or contingent, except as disclosed to the Bank in their respective Financial Statements identified in the preceding paragraph or in EXHIBIT "B" attached hereto. No unusual or unduly burdensome restriction, restraint, or hazard exists by contract, law or governmental regulation or otherwise relative to the business, assets or properties of any Borrower which is reasonably expected to have a Material Adverse Effect.

          (h) Litigation. Except as described in the notes to the Financial Statements, or as otherwise disclosed to the Bank in EXHIBIT "C" attached hereto, there is no litigation, legal or administrative proceeding, investigation or other action of any nature pending or, to the knowledge of the officers of any Borrower, threatened against or affecting any Borrower which involves the possibility of any judgment or liability not fully covered by insurance, and which is reasonably expected to have a Material Adverse Effect.

          (i) Taxes; Governmental Charges. Each Borrower has filed all tax returns and reports required to be filed and has paid all taxes, assessments, fees and other governmental charges levied upon it or its assets, properties or income which are due and payable, including interest and penalties, or has provided adequate reserves, if required, in accordance with GAAP for the payment thereof, except such as are being contested in good faith by appropriate proceedings and for which adequate reserves for the payment thereof as required by GAAP have been provided.

          (i) Titles, Etc. Each Borrower has good and marketable title to its assets and properties, including without limitation, the Oil and Gas Properties, free and clear of all liens or other encumbrances, except Permitted Liens. Furthermore, revenue is being received, or is expected to be received, on each of the Oil and Gas Properties and no material revenue from the Oil and Gas Properties has been suspended because of title challenges or defects.

          (k) Defaults. No Borrower is in default and no event or circumstance has occurred which, but for the passage of time or the giving of notice, or both, would constitute a default under any loan or credit agreement, indenture, mortgage, deed of trust, security agreement or other agreement or instrument to which any Borrower is a party in any respect that would be reasonably expected to have a Material Adverse Effect. No Event of Default hereunder has occurred and is continuing.

          (l) Casualties; Taking of Properties. Since the dates of the latest Financial Statements of each Borrower provided to Bank, none of the business or the assets or properties of any Borrower have been materially or adversely affected as a result of any fire, explosion, earthquake, flood, drought, windstorm, accident, strike or other labor disturbance, embargo, requisition or taking of property or cancellation of contracts, permits or concessions by any domestic or foreign government or any agency thereof, riot, activities of armed forces or acts of God or of any public enemy.

          (m) Use of Proceeds; Margin Stock. The proceeds of the loans hereunder will be used by Borrowers for working capital and general corporate purposes. No Borrower is engaged in the business of extending credit for the purpose of purchasing or carrying any "margin stock" as defined in Regulation U of the Board of Governors of the Federal Reserve System (12 C.F.R. Part 221), or for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry a margin stock or for any other purpose which might constitute this transaction a "purpose credit" within the meaning of said Regulation U. No Borrower is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock.

          No Borrower nor any person or entity acting on behalf of any Borrower has taken or will take any action which might cause the loans hereunder or any of the Loan Documents to violate Regulation U or any other regulation of the Board of Governors of the Federal Reserve System or to violate the Securities Exchange Act of 1934 or any rule or regulation thereunder, in each case as now in effect or as the same may hereafter be in effect.

          (n) Location of Business and Offices. The principal place of business and executive offices of each Borrower is located at the address stated in
     Section 14 hereof.

          (o) Compliance with the Law. Each Borrower:

               (i) is not in violation of any law, judgment, decree, order, ordinance, or governmental rule or regulation to which any Borrower, or any of their assets or properties are subject; or

               (ii) has not failed to obtain any license, permit, franchise or other governmental authorization necessary to the ownership of any of its assets or properties or the conduct of its business;

     which violation or failure is reasonably expected to have a Material Adverse Effect.

          (p) No Material Misstatements. No information, exhibit or report furnished by Borrowers to the Bank in connection with the negotiation of this Agreement contained any material misstatement of fact or omitted to state a material fact or any fact necessary to make the statement contained therein not misleading.

          (q) Not A Utility. No Borrower is an entity engaged in any state in which it operates in the (i) generation, transmission, or distribution and sale of electric power; (ii) transportation, distribution and sale through a local distribution system of natural or other gas for domestic, commercial, industrial, or other use; (iii) ownership or operation of a pipeline for the transmission or sale of natural or other gas, crude oil or petroleum products to other pipeline companies, refineries, local distribution systems, municipalities, or industrial consumers; (iv) provision of telephone or telegraph service to others; (v) production, transmission, or distribution and sale of steam or water; (vi) operation of a railroad; or (vii) provision of sewer service to others.

          (r) ERISA. Each Borrower is in compliance in all material respects with the applicable provisions of ERISA, and no "reportable event", as such term is defined in Section 4043 of ERISA, has occurred with respect to any Plan of any Borrower.

          (s) Public Utility Holding Company Act. No Borrower is a "holding company," or "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," or a "public utility" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

          (t) Environmental Matters. Except as disclosed on EXHIBIT "D", no
     Borrower: (i) has received notice or otherwise learned of any Environmental Liability which would individually or in the aggregate have a Material Adverse Effect arising in connection with (A) any non-compliance with or violation of the requirements of any Environmental Law or (B) the release or threatened release of any toxic or hazardous waste into the environment;
     (ii) to its knowledge has any threatened or actual liability in connection with the release or threatened release of any toxic or hazardous waste into the environment which would individually or in the aggregate have a Material Adverse Effect; or (iii) has received notice or otherwise learned of any federal or state investigation evaluating whether any remedial action is needed to respond to a release or threatened release of any toxic or hazardous waste into the environment for which any Borrower is or may be liable.

     9. CONDITIONS OF LENDING.

          (a) The obligation of the Bank to make the initial Advance under the Term Loan or under the Revolving Loan shall be subject to the following conditions precedent:

               (i) Borrowers' Execution and Delivery - Borrowers shall have executed and delivered to the Bank this Agreement, each Note, the

          Security Instruments and other required documents, all in form and substance satisfactory to the Bank;

               (ii) Corporate Documentation - Bank shall have received (i) certified copies of the Articles of Incorporation and By-Laws of each Borrower and all amendments thereto, (ii) appropriate corporate resolutions of each Borrower, (iii) evidence of good standing and existence for each Borrower, and (iv) a certificate of the Secretary of each Borrower certifying the names of each of the officers of each Borrower authorized to sign on its behalf, together with the true signatures of each such officer.

               (iii) Other Documents - The Bank shall have received such other instruments and documents incidental and appropriate to the transaction provided for herein as the Bank or its counsel may reasonably request, and all such documents shall be in form and substance satisfactory to the Bank; and

               (iv) Opinion of Counsel - The Bank shall have received an opinion of each Borrower's counsel that the Loan Documents are authorized, duly executed and enforceable.

               (v) Merger Transaction - The Bank shall have received such information on the acquisition and merger transactions contemplated in the Agreement and Plan of Merger among Borrowers as Bank may reasonably request including, without limitation, access to all due diligence material.

               (vi) Participation Agreement - The Bank shall have received an executed participation agreement for not less than $6,000,000 from a bank acceptable to Bank and in form and substance acceptable to Bank in its sole discretion.

               (vii) Legal Matters Satisfactory - All legal matters incident to the consummation of the transactions contemplated hereby shall be satisfactory to special counsel for the Bank.

          (b) The obligation of the Bank to make any Advance (including the initial Advance) in respect of the Revolving Loan Commitment or the Term Loan Commitment shall be subject to the following additional conditions precedent that, at the date of making each such Advance and after giving effect thereto:

               (i) Representation and Warranties - With respect to any Advance, the representations and warranties of each Borrower under this Agreement are true and correct in all material respects as of such date, as if then made (except to the extent that such representations and warranties related solely to an earlier date);

               (ii) No Event of Default - No Event of Default shall have occurred and be continuing nor shall any event have occurred or failed to occur which, with the passage of time or service of notice, or both, would constitute an Event of Default;

               (iii) Other Documents - The Bank shall have received such other instruments and documents incidental and appropriate to the transaction provided for herein as the Bank or its counsel may reasonably request, and all such documents shall be in form and substance satisfactory to the Bank; and

               (iv) Legal Matters Satisfactory - All legal matters incident to the consummation of the transactions contemplated hereby shall be satisfactory to special counsel for the Bank.

     10. AFFIRMATIVE COVENANTS. A deviation from the provisions of this Section 10 shall not constitute an Event of Default under this Agreement if such deviation is consented to in writing by the Bank. Without the prior written consent of the Bank, each Borrower will at all times comply with the covenants contained in this Section 10 from the date hereof and for so long as the either Note evidences an outstanding obligation payable to the Bank.

          (a) Financial Statements and Reports. Borrowers shall promptly furnish to the Bank from time to time upon written request such information regarding the business and affairs and financial condition of the Borrowers, as the Bank may reasonably request, and will furnish to the
     Bank:

               (i) Annual Consolidated and Consolidating Financial Statements - As soon as available, and in any event within ninety (90) days after the close of each fiscal year, the annual audited consolidated Financial Statements and the unaudited consolidating financial statements of Panhandle showing the results of Borrowers' operations on a consolidated and consolidating basis under GAAP, including an opinion from the auditors regarding the fair presentation of such Financial Statements;

               (ii) Quarterly Financial Statements - As soon as available, and in any event within sixty (60) days after the end of each fiscal quarter (except the last such quarter in any fiscal year) of each year, the quarterly unaudited Financial Statements of the Borrowers;

               (iii) Report on Properties - As soon as available and in any event on or before December 1 of each calendar year, and at such other times as the Bank may reasonably request, the engineering reports required to be furnished to the Bank under Section 5 hereof on the Oil and Gas Properties.

               (iv) Additional Information - Promptly upon request of the Bank from time to time any additional financial information or other information that the Bank may reasonably request.

     All such reports, balance sheets and Financial Statements referred to in Subsection 10(a) above shall be in such detail as the Bank may reasonably request and shall be prepared in a manner consistent with the Financial Statements.

          (b) Certificates of Compliance. Concurrently with the furnishing of the annual audited Financial Statements pursuant to Subsection 10(a)(i) hereof and each of the quarterly unaudited Financial Statements pursuant to Subsection 10(a)(ii) hereof, Borrowers will furnish or cause to be furnished to the Bank a certificate signed by the chief executive officer or chief financial officer of each Borrower (i) stating that each Borrower has fulfilled in all material respects its obligations under the Loan Documents including, but not limited to, its obligations under Section 10(j) hereof, and that all representations and warranties made herein continue to be true and correct in all material respects (or specifying the nature of any change), or if an Event of Default has occurred, specifying the Event of Default and the nature and status thereof; (ii) to the extent requested from time to time by the Bank, specifically affirming compliance of each Borrower in all material respects with any of its representations or obligations under said instruments; (iii) setting forth the computation, in reasonable detail as of the end of each period covered by such certificate, of compliance with Sections 11(d) and (g); and (iv) containing or accompanied by such financial or other details, information and material as the Bank may reasonably request to evidence such compliance.

          (c) Taxes and Other Liens. The Borrowers will pay and discharge promptly all taxes, assessments and governmental charges or levies imposed upon any Borrower or upon the income or any assets or property of any Borrower as well as all claims of any kind (including claims for labor, materials, supplies and rent) which, if unpaid, might become a lien or other encumbrance upon any or all of the assets or property of any Borrower; provided, however, that Borrowers shall not be required to pay any such tax, assessment, charge, levy or claim (i) if the amount, applicability or validity thereof shall currently be contested in good faith by appropriate proceedings diligently conducted or (ii) if the failure to pay would result only in the imposition of a lien or other encumbrance which is a Permitted Lien.

          (d) Compliance with Laws. Borrowers will observe and comply, in all material respects, with all applicable laws, statutes, codes, acts, ordinances, orders, judgments, decrees, injunctions, rules, regulations, orders and restrictions relating to environmental standards or controls or to energy regulations of all federal, state, county, municipal and other governments, departments, commissions, boards, agencies, courts, authorities, officials and officers, domestic or foreign.

          (e) Further Assurances. Borrowers will cure promptly any defects in the creation and issuance of the Notes and the execution and delivery of the Notes and the Loan Documents. Borrowers at their sole expense will promptly execute and deliver to Bank upon request all such other and further documents, agreements and instruments in compliance with or accomplishment of the covenants and agreements in the Loan Documents, or to correct any omissions in the Notes or more fully to state the obligations set out herein.

          (f) Performance of Obligations. Borrowers, jointly and severally, agree to pay the Notes and other obligations incurred by any of them under the Loan Documents according to the reading, tenor and effect thereof and hereof; and each of Borrowers will do and perform every act and discharge all of the obligations provided to be performed and discharged by each of them under the Loan Documents, at the time or times and in the manner specified.

          (g) Insurance. Borrowers now maintain and will continue to maintain insurance with financially sound and reputable insurers with respect to its assets against such liabilities, fires, casualties, risks and contingencies and in such types and amounts as is customary in the case of persons engaged in the same or similar businesses and similarly situated. Upon request of the Bank, Borrowers will furnish or cause to be furnished to the Bank from time to time a summary of the respective insurance coverage of Borrowers in form and substance satisfactory to the Bank, and, if requested, will furnish the Bank copies of the applicable policies. Upon written demand by Bank, any insurance policies covering any such property shall be amended (i) to provide that such policies may not be canceled, reduced or affected in any manner for any reason without fifteen (15) days prior notice to Bank, (ii) to provide for insurance against fire, casualty and other hazards normally insured against, in the amount of the full value (less a reasonable deductible not to exceed amounts customary in the industry for similarly situated business and properties) of the property insured, and (iii) to provide for such other matters as the Bank may reasonably require. Each Borrower shall at all times maintain adequate insurance with respect to its properties against its liability for injury to persons or property, which insurance shall be by financially sound and reputable insurers and shall without limitation provide the following coverage: comprehensive general liability (including coverage for damage to underground resources and equipment, damage caused by blowouts or cratering, damage caused by explosion, damage to underground minerals or resources caused by saline substances, broad form property damage coverage, broad form coverage for contractually assumed liabilities and broad form coverage for acts of independent contractors), worker's compensation and automobile liability. Borrowers shall at all times maintain cost of control of well insurance with respect to its properties which shall insure Borrowers against seepage and pollution expense if deemed economical in the reasonable discretion of Borrowers; redrilling expense; and cost of control of well; fires, blowouts, etc. Additionally, Borrowers shall at all times maintain adequate insurance with respect to all of its other assets and wells in accordance with prudent business practices.

          (h) Accounts and Records. Borrowers will keep books, records and accounts in which full, true and correct entries will be made of all dealings or transactions in relation to their business and activities, prepared in a manner consistent with prior years.

          (i) Right of Inspection. Borrowers will permit any officer, employee or agent of the Bank to examine Borrowers' books, records and accounts, and take copies and extracts therefrom, all at such reasonable times and as often as the Bank may reasonably request. Bank will keep all such information confidential and will not without prior written consent disclose or reveal the information or any part thereof to any person other than the Bank's officers, employees, legal counsel, regulatory authorities, any participants in the Loan, or advisors to whom it is necessary to reveal such information for the purpose of effectuating the agreements and undertakings specified herein.

          (j) Notice of Certain Events. Borrowers shall promptly notify the Bank if Borrowers learn of the occurrence of (i) any event which constitutes an Event of Default, together with a detailed statement by Borrowers of the steps being taken to cure the Event of Default; or (ii) any legal, judicial or regulatory proceedings affecting any Borrower, or any of the assets or properties of any Borrower which, if adversely determined, could reasonably be expected to have a Material Adverse Effect; or (iii) any dispute between any Borrower and any governmental or regulatory body or any other person or entity which, if adversely determined, might reasonably be expected to cause a Material Adverse Effect; or (iv) any other matter which in its reasonable opinion could have a Material Adverse Effect.

          (k) ERISA Information and Compliance. Borrowers will promptly furnish to the Bank immediately upon becoming aware of the occurrence of any "reportable event," as such term is defined in Section 4043 of ERISA, or of any "prohibited transaction", as such term is defined in Section 4975 of the Internal Revenue Code of 1954, as amended, in connection with any Plan or any trust created thereunder, a written notice signed by the President or the chief financial officer of such Borrower, specifying the nature thereof, what action such Borrower is taking or proposes to take with respect thereto, and, when known, any action taken by the Internal Revenue Service with respect thereto.

          (l) Environmental Reports and Notices. Borrowers will deliver to the Bank (i) promptly upon its becoming available, one copy of any material report sent by any Borrower to any court, governmental agency or instrumentality pursuant to any Environmental Law, (ii) notice, in writing, promptly upon any Borrower's learning that it has received notice or otherwise learned of any claim, demand, action, event, condition, report or investigation indicating any potential or actual liability arising in connection with (x) the non-compliance with or violation of the requirements of any Environmental Law which reasonably could be expected to have a Material Adverse Effect; (y) the release or threatened release of any toxic or hazardous waste into the environment which reasonably could be expected to have a Material Adverse Effect or which release any Borrower would have a duty to report to any court or government agency or instrumentality, or
     (iii) the existence of any Environmental Lien on any properties or assets of any Borrower, and Borrowers shall immediately deliver a copy of any such notice to Bank.

          (m) Maintenance. Borrowers will (i) observe and comply with all valid laws, statutes, codes, acts, ordinances, orders, judgments, decrees, injunctions, rules, regulations, orders and restrictions relating to environmental standards or controls or to energy regulations of all federal, state, county, municipal and other governments, departments, commissions, boards, agencies, courts, authorities, officials and officers, domestic or foreign; (ii) except as provided in Subsections 10(n) and 10(o) below, consistent with Borrower's prior practice, maintain the Oil and Gas Properties and other assets and properties in good and workable condition at all times and make all repairs, replacements, additions, betterments and improvements to the Oil and Gas Properties and other assets and properties as are needed and proper so that the business carried on in connection therewith may be conducted properly and efficiently at all times in the opinion of the Borrowers exercised in good faith; (iii) take or cause to be taken whatever actions are reasonably necessary or desirable to prevent an event or condition of default by any Borrower under the provisions of any gas purchase or sales contract or any other contract, agreement or lease comprising a part of the Oil and Gas Properties; and (iv) furnish Bank upon written request evidence satisfactory to Bank that there are no liens, claims or encumbrances on the Oil and Gas Properties, except laborers', vendors', repairmen's, mechanics', workers', or materialmen's liens arising by operation of law or incident to the construction or improvement of property if the obligations secured thereby are not yet due or are being contested in good faith by appropriate legal proceedings or Permitted Liens.

          (n) Operation of Properties. Except as provided in Subsection 10(p) below, Borrowers will operate, or cause to be operated, all Oil and Gas Properties in a careful and efficient manner in accordance with the practice of the industry and in compliance in all material respects with all applicable laws, rules, and regulations, and in compliance in all material respects with all applicable proration and conservation laws of the jurisdiction in which the properties are situated, and all applicable laws, rules, and regulations, of every other agency and authority from time to time constituted to regulate the development and operation of the properties and the production and sale of hydrocarbons and other minerals therefrom; provided, however, that Borrowers shall have the right to contest, in good faith by appropriate proceedings, the applicability or lawfulness of any such law, rule or regulation and pending such contest may defer compliance therewith, as long as such deferment shall not subject the properties or any part thereof to foreclosure or loss.

          (o) Compliance with Leases and Other Instruments. Borrowers will pay or cause to be paid and discharged all rentals, delay rentals, royalties, production payment, and indebtedness required to be paid by the Borrowers accruing under, and perform or cause to be performed in all material respects each and every act, matter, or thing required of any Borrower by each and all of the assignments, deeds, leases, subleases, contracts, and agreements in any way relating to any Borrower and do all other things necessary of the Borrowers to keep unimpaired in all material respects the rights of the Borrowers thereunder and to prevent the forfeiture thereof or default thereunder; provided, however, that nothing in this Subsection 10(o) shall be deemed to require the Borrowers to perpetuate or renew any oil and gas lease or other lease by payment of rental or delay rental or by commencement or continuation of operations or to prevent the Borrowers from abandoning or releasing any oil and gas lease or other lease or well thereon when, in any of such events, in the opinion of Borrowers exercised in good faith, it is not in the best interest of the Borrowers to perpetuate the same.

          (p) Certain Additional Assurances Regarding Maintenance and Operations of Properties. With respect to those Oil and Gas Properties which are being operated by operators other than Borrowers, Borrowers shall not be obligated to perform any undertakings contemplated by the covenants and agreement contained in Subsections 10(n) or 10(o) hereof which are performable only by such operators and are beyond the control of Borrowers; however, Borrowers agree to promptly take all actions available under any operating agreements or otherwise to bring about the performance of any such undertakings required to be performed thereunder.

          (q) Collateral. Payment of the Notes and all other obligations evidenced by the Loan Documents, and the performance by the Borrowers under the Loan Documents, shall be secured by one or more Security Instruments, all in form and substance acceptable to the Bank, by which the Borrowers convey, mortgage and grant a Lien to the Bank upon the all assets of Borrowers now owned or hereafter acquired (the "Collateral") including, without limitation, the Oil and Gas Properties and the following categories of assets as defined by the Uniform Commercial Code: Accounts; As-extracted collateral; Chattel Paper; Deposit Accounts; Documents; Equipment; General Intangibles including Payment Intangibles; Instruments, including Promissory Notes; Inventory; Investment Property; Letter of Credit Rights; and Supporting Obligations.. Should the Bank elect to accept Security Instruments as of the Effective Date encumbering less than all of Borrowers' Oil and Gas Properties or other Collateral, Borrowers covenant and agree, from time to time, during the term of this Agreement, the Bank, may require and Borrowers agree to execute and deliver for recordation such other and further Security Instruments to confirm and further secure the interest of the Bank in all of Borrowers' assets, including the Collateral.

     11. NEGATIVE COVENANTS. A deviation from the provisions of this Section 11 shall not constitute an Event of Default under this Agreement if such deviation is consented to in writing by the Bank. Without the prior written consent of the Bank, Borrowers will at all times comply with the covenants contained in this
Section 11 from the date hereof and for so long as the Note is in existence.

          (a) Liens. Borrowers will not create, incur, assume or permit to exist any lien, security interest or other encumbrance on any of its materials, assets or properties, including, but not limited to, Oil and Gas Properties, except Permitted Liens or Liens in favor of Bank.

          (b) Sales of Assets. The Borrowers will not sell, lease or otherwise transfer, directly or indirectly, all or any material part of the Oil and Gas Properties or oil and gas assets, to any other person or entity, except sales, leases or other transfers (i) made in the ordinary course of business by Borrowers, or (ii) sales of Oil and Gas Properties or oil and gas assets, the gross sales proceeds of which do not exceed $250,000 in the aggregate in any fiscal year.

          (c) Debts, Guaranties and Other Obligations. Borrowers will not incur, create, assume or in any manner become or be liable in respect of any indebtedness, nor will the Borrowers guarantee or otherwise in any manner become or be liable in respect of any indebtedness, liabilities or other obligations of any other person or entity, whether by agreement to purchase the indebtedness of any other person or entity or agreement for the furnishing of funds to any other person or entity through the purchase or lease of goods, supplies or services (or by way of stock purchase, capital contribution, advance or loan) for the purpose of paying or discharging the indebtedness of any other person or entity, or otherwise, except that the foregoing restrictions shall not apply to:

               (i) the Notes, or other indebtedness of Borrowers heretofore disclosed to Bank in writing;

               (ii) taxes, assessments or other government charges which are not yet due or are being contested in good faith by appropriate action promptly initiated and diligently conducted, if such reserve as shall be required by generally accepted accounting principles shall have been made therefore; and

               (iii) indebtedness incurred in the ordinary course of business.

          (d) Dividends. The aggregate cash dividends paid on the stock of Panhandle shall not exceed an amount equal to 50% of Panhandle's consolidated cash flow from operations (as determined in accordance with GAAP) after payment of any debt service requirements on a consolidated basis, to be tested quarterly at the end of each fiscal quarter using the fiscal quarter ended just prior to the testing date plus the previous three fiscal quarters. Wood Oil may pay any dividends to Panhandle without any restriction or limitation so long as Wood Oil remains a wholly owned subsidiary of Panhandle.

          (e) Stock Acquisitions. Borrowers shall not acquire in any fiscal year treasury stock with a value exceeding $75,000 in the aggregate and on a consolidated basis. This limitation shall not apply to purchases of stock from the Employee Stock Ownership Plan. Borrowers' right to purchase stock through or from the Employee Stock Ownership Plan or treasury stock shall end upon the occurrence of an Event of Default.

          (f) Other Negative Pledges. Borrowers will not grant a negative pledge on any of their assets except the negative pledge granted herein to Bank.

          (g) Net Income. Borrowers shall not allow their consolidated net income (calculated in accordance with GAAP), to ever be less than zero ($0.00), excluding therefrom: (i) the effect of any oil and gas property asset writedowns mandated by the Securities and Exchange Commission regulations regarding capitalized assets, and (ii) costs for exploratory wells determined to be incapable of producing oil, gas or other hydrocarbons in commercially paying quantities or so called "dry holes." Net income under this provision will be tested quarterly using the fiscal quarter ending just prior to the testing date plus the previous three fiscal quarters.

     12. EVENTS OF DEFAULT. Any one or more of the following events shall be considered an "Event of Default" as that term is used herein:

          (a) Borrowers shall fail to pay within five (5) days of when due or declared due the principal of or interest on the Notes or any fee or any other indebtedness of Borrowers incurred pursuant to the Loan Documents; or

          (b) Any representation or warranty made by Borrowers under the Loan Documents, or in any certificate or statement furnished or made to Bank pursuant thereto, or in connection herewith, or in connection with any document furnished hereunder, shall prove to be untrue in any material respect as of the date on which such representation or warranty is made (or deemed made), or any representation, statement (including financial statements), certificate, report or other data furnished or to be furnished or made by any Borrower under the Loan Documents, proves to have been untrue in any material respect, as of the date on which the facts therein set forth were stated or certified, and such untruth shall continue for more than thirty (30) days; or

          (c) Default shall be made in the due observance or performance of any of the covenants or agreements of the Borrowers contained in the Loan Documents, and such default shall continue for more than thirty (30) days; or

          (d) Default shall be made in respect of any obligation for borrowed money, other than the Notes, for which any Borrower is liable (directly, by assumption, as guarantor or otherwise), or any obligations secured by any mortgage, pledge or other security interest, lien, charge or encumbrance with respect thereto, on any asset or property of any Borrower or in respect of any agreement relating to any such obligations, and such default shall continue beyond the applicable grace period, if any; or

          (e) Any Borrower shall commence a voluntary case or other proceedings seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking an appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any action authorizing the foregoing; or

          (f) An involuntary case or other proceeding shall be commenced against any Borrower seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of sixty (60) days; or an order for relief shall be entered against any Borrower under the federal bankruptcy laws as now or hereinafter in effect; or

          (g) A final judgment or order for the payment of money in excess of $100,000.00 (or judgments or orders aggregating in excess of $100,000.00) shall be rendered against any Borrower and such judgment or order shall continue unsatisfied and unstayed for a period of thirty (30) days; or

          (h) In the event the aggregate principal amount outstanding under the Notes shall at any time exceed the Borrowing Base established for the Notes, Borrowers shall fail to provide such additional Oil and Gas Properties or prepay the principal of the Notes, or either of them, in compliance with the provisions of Section 7 hereof.

     Upon occurrence of any Event of Default specified in Subsections 12(e) and 12(f) hereof, the Revolving Loan Commitment and the Term Loan Commitment shall terminate and the entire principal amount due under the Notes and all interest then accrued thereon, and any other liabilities of Borrowers hereunder, shall become immediately due and payable all without notice and without presentment, demand, protest, notice of protest or dishonor or any other notice of default of any kind, all of which are hereby expressly waived by Borrowers. In any other Event of Default, the Bank may by notice to Borrowers terminate the Revolving Loan Commitment and the Term Loan Commitment and declare the principal of, and all interest then accrued on, the Notes and any other liabilities hereunder to be forthwith due and payable, whereupon the same shall forthwith become due and payable without presentment, demand, protest or other notice of any kind, all of which Borrowers hereby expressly waive, anything contained herein or in the Notes to the contrary notwithstanding. Nothing contained in this Section 12 shall be construed to limit or amend in any way the Events of Default enumerated in the Notes, or any other of the Loan Documents.

     Upon the occurrence and during the continuance of any Event of Default, the Bank is hereby authorized at any time and from time to time, without notice to Borrowers (any such notice being expressly waived by Borrowers), to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Bank to or for the credit or the account of the Borrowers against any and all of the indebtedness of the Borrowers under the Notes and the Loan Documents, irrespective of whether or not the Bank shall have made any demand under the Loan Documents, including this Agreement or the Notes and although such indebtedness may be unmatured. Any amount set off by the Bank shall be applied against the indebtedness owed the Bank by Borrowers. The Bank agrees promptly to notify Borrowers after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application. The rights of the Bank under this Section 12 are in addition to other rights and remedies (including, without limitation, other rights of setoff) which the Bank may have. None of the rights granted to the Bank in this
Section 12 shall apply to any deposits held by the Bank constituting trust funds and so identified to the Bank at the time the applicable deposit account is created. Within three (3) Business Days after such setoff or appropriation by the Bank, the Bank shall give Borrowers written notice thereof. However, a failure to give such notice will not affect the validity of the setoff or appropriation.

     13. EXERCISE OF RIGHTS. No failure to exercise, and no delay in exercising, on the part of the Bank, any right under any of the Loan Documents shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right. The rights of the Bank under the Loan Documents shall be in addition to all other rights provided by law. No modification or waiver of any provision of the Loan Documents or consent to departure therefrom, shall be effective unless in writing, and no such consent or waiver shall extend beyond the particular case and purpose involved. No notice or demand given in any case shall constitute a waiver of the right to take other action in the same, similar or other circumstances without such notice or demand.

     14. NOTICES. Any notices or other communications required or permitted to be given by this Agreement or any other Loan Documents and instruments referred to herein must be given in writing and must be: (a) personally delivered; (b) mailed by prepaid certified or registered mail, or (c) sent by (i) overnight express mail and (ii) telecopier or facsimile machine, to the party to whom such notice or communication is directed at the address of such party as follows: (a)
BORROWERS: PANHANDLE ROYALTY COMPANY and PHC, INC., Suite 210 Grand Centre, 5400 N.W. Grand Blvd., Oklahoma City, Oklahoma 73112-5088, Attention: Michael C. Coffman, Vice President/Treasurer; (b) WOOD OIL COMPANY, Suite 210 Grand Centre, 5400 N.W. Grand Blvd., Oklahoma City, Oklahoma 73112-5088, Attention: Michael C. Coffman, Vice President/Treasurer; (c) BANCFIRST, 101 N. Broadway, Oklahoma City, Oklahoma 73102, Attention: E.G. Alexander, Senior Vice President. Any such notice or other communication shall be deemed to have given (whether actually received or not) on the day it is personally delivered, if personally delivered as aforesaid or, if mailed, on the fifth day after it is mailed as aforesaid or, if sent overnight or by fax as aforesaid, one day thereafter. Any party may change its address for purposes of this Agreement by giving notice of such change to the other party pursuant to this
Section 14. Upon receipt by Bank of any such notice, Bank shall promptly provide copies of such notice or notices to the Bank.

     15. EXPENSES.

          (a) Borrowers agree, jointly and severally, to pay, in immediately available funds, to the Bank (i) all reasonable attorney's fees incurred by the Bank in respect of the preparation, documentation, recordation, amendments and the enforcement of rights of the Bank under the terms of this Agreement and the Loan Documents, (ii) all out-of-pocket costs and expenses of the Bank incurred in connection with the filing, recording, refiling or re-recording of any Security Instruments relating to the Collateral and all amendments or supplements to any thereof and any and all other documents or instruments or further assurances required to be filed or recorded or refiled or re-recorded, and (iii) the reasonable costs and expenses incurred by the Bank to enforce the rights of the Bank under the terms of the Loan Documents including, without limitation, reasonable attorney's fees. The Borrower hereby authorizes the Bank to, in Bank's discretion, charge Borrower's deposit accounts with Bank or, in the alternative, advance funds from the Notes to pay any such fees, costs or expenses. In addition, the Borrower agrees to pay, and to save the Bank harmless from all liability for any stamp or other taxes which may be payable in connection with the execution or delivery of this Agreement or the issuance of the Notes or of any other instruments or documents provided for herein or delivered or to be delivered hereunder or in connection herewith. All fees, costs and expenses chargeable to the Borrower under the terms of the Loan Documents shall be payable immediately upon receipt of an invoice or other notification thereof from the Bank to Borrowers.

          (b) Borrowers shall pay (i) any waiver or consent hereunder or any amendment hereof or any default or Event of Default and (ii) if a default or an Event of Default occurs, all reasonable and necessary out-of-pocket expenses incurred by the Bank, including fees and disbursements of counsel, in connection with such default and Event of Default and collection and other enforcement proceedings resulting therefrom. The Borrowers shall indemnify the Bank against any transfer taxes, document taxes, assessments or charges made by any governmental authority by reason of the execution and delivery of the Loan Documents.

          (c) Borrowers agree to indemnify and hold harmless the Bank from and against any loss, cost, liability, damage or expense (including the reasonable fees and out-of-pocket expenses of counsel to the Bank, including all local counsel hired by such counsel) incurred by the Bank in investigating or preparing for, defending against, or providing evidence, producing documents or taking any other action in respect of any commenced or threatened litigation, administrative proceeding or investigation under any federal securities law or any other statute of any jurisdiction, or any regulation, or at common law or otherwise, which is alleged to arise out of or is based upon any acts, practices or omissions or alleged acts, practices or omissions of any Borrower or its agents. The indemnity set forth herein shall be in addition to any other obligations or liabilities of the Borrowers to the Bank hereunder or at common law or otherwise, and shall survive any termination of this Agreement, the expiration of the Revolving Loan Commitment, the expiration of the Term Loan Commitment, and the payment of all indebtedness of the Borrowers to the Bank under the Notes or the Loan Documents; provided that the Borrowers shall have no obligation under this Section 15 to the Bank with respect to any of the foregoing arising out of the gross negligence, or willful misconduct of the Bank.

     16. GOVERNING LAW. THIS AGREEMENT IS BEING EXECUTED AND DELIVERED, AND IS INTENDED TO BE PERFORMED, IN OKLAHOMA CITY, OKLAHOMA, AND THE SUBSTANTIVE LAWS OF OKLAHOMA SHALL GOVERN THE VALIDITY, CONSTRUCTION, ENFORCEMENT AND INTERPRETATION OF THIS AGREEMENT AND ALL OTHER DOCUMENTS AND INSTRUMENTS REFERRED TO HEREIN, UNLESS OTHERWISE SPECIFIED THEREIN OR UNLESS THE LAWS OF ANOTHER STATE REQUIRE THE APPLICATION OF THE LAWS OF SUCH STATE. THIS AGREEMENT SHALL GOVERN AND CONTROL OVER ANY INCONSISTENT PROVISIONS, IF ANY, CONTAINED IN ANY OF THE OTHER LOAN DOCUMENTS.

     17. INVALID PROVISIONS. If any provision of this Agreement is held to be illegal, invalid, or unenforceable under present or future laws effective during the term of this Agreement, such provisions shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Agreement, and the remaining provisions of the Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Agreement.

     18. MAXIMUM INTEREST RATE. Regardless of any provisions contained in this Agreement or in any other documents and instruments referred to herein, the Bank shall never be deemed to have contracted for or be entitled to receive, collect or apply as interest on the Notes any amount in excess of the maximum rate of interest permitted to be charged by applicable law, and in the event the Bank ever receives, collects or applies as interest any such excess, or if an acceleration of the maturities of the Notes or if any prepayment by Borrowers results in Borrowers having paid any interest in excess of the maximum rate, such amount which would be excessive interest shall be applied to the reduction of the unpaid principal balance of the Notes for which such excess was received, collected or applied, and, if the principal balance of such Notes is paid in full, any remaining excess shall forthwith be paid to Borrowers. All sums paid or agreed to be paid to the Bank for the use, forbearance or detention of the indebtedness evidenced by the Notes and/or the Loan Documents shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of such indebtedness until payment in full so that the rate or amount of interest on account of such indebtedness does not exceed the maximum lawful rate permitted under applicable law. In determining whether or not the interest paid or payable under any specific contingency exceeds the maximum rate of interest permitted by law, Borrowers and the Bank shall, to the maximum extent permitted under applicable law, (i) characterize any non-principal payment as an expense, fee or premium, rather than as interest; and (ii) exclude voluntary prepayments and the effect thereof; and (iii) compare the total amount of interest contracted for, charged or received with the total amount of interest which could be contracted for, charged or received throughout the entire contemplated term of the Notes at the maximum lawful rate under applicable law.

     19. AMENDMENTS. This Agreement may be amended only by an instrument in writing executed by an authorized officer of the party against whom such amendment is sought to be enforced.

     20. MULTIPLE COUNTERPARTS. This Agreement may be executed in a number of identical separate counterparts, each of which for all purposes is to be deemed an original, but all of which shall constitute, collectively, one agreement. No party to this Agreement shall be bound hereby until a counterpart of this Agreement has been executed by all parties hereto.

     21. SURVIVAL. All covenants, agreements, undertakings, representations and warranties made in this Agreement, the Notes or other Loan Documents referred to herein shall survive all closings hereunder and shall not be affected by any investigation made by any party.

     22. PARTIES BOUND. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, assigns, heirs, legal representatives and estates, provided, however, that no Borrower may, without the prior written consent of the Bank, assign any rights, powers, duties or obligations hereunder.

     23. PARTICIPATIONS. The Bank shall have the right at any time and from time to time to sell one or more participations in the Notes or any Advance thereunder. Except for the participation referred to in Section 2(e) herein, the Bank shall notify Panhandle in writing of the sale of any such participations. To the extent of any such participation, the provisions of this Agreement shall inure to the benefit of, and be binding on, each participant, including, but not limited to, any indemnity from Borrowers to the Bank. The Borrowers shall have no obligation or liability to and no obligation to negotiate or confer with, any participant, and Borrowers shall be entitled to treat the Bank as the sole owner of the Notes without regard to notice or actual knowledge of any such participation. Upon the occurrence of a default or an Event of Default, each participant will have and is hereby granted the right to set off against and to appropriate and apply from time to time, without prior notice to the Borrowers or any other party, any such notice being hereby expressly waived, any and all deposits (general or special or other indebtedness or claims, direct or indirect, contingent or otherwise), at any time held or owing by the participant to or for the credit or account of any Borrower against the payment of the Notes and any other obligations of the Borrowers hereunder, provided, however, none of the rights granted in this Section 23 shall apply to any deposits held by any participant constituting trust funds and so identified to such participant at the time the applicable deposit account is created. Within three (3) Business Days after such setoff or appropriation by a participant, that participant shall give Borrowers written notice thereof. However, a failure to give any such notices will not affect the validity of this setoff or appropriation.

     24. OTHER AGREEMENTS. THIS WRITTEN LOAN AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                         "BORROWERS": PANHANDLE ROYALTY COMPANY,
                                      an Oklahoma corporation

                                      By:
                                          --------------------------------------
                                          Name: H W Peace, II
                                          Title: President and CEO


                                      PHC, INC., an Oklahoma corporation

                                      By:
                                          --------------------------------------
                                          Name: H W Peace, II
                                          Title: President and CEO


                                      WOOD OIL COMPANY,
                                      an Oklahoma corporation


                                      By:
                                          --------------------------------------
                                          Name: H W  Peace, II
                                          Title: President and CEO


                         "BANK":      BANCFIRST, an Oklahoma banking corporation

                                      By:
                                          --------------------------------------
                                          Ed Alexander, Senior Vice President